SECURITY AGREEMENT


     THIS SECURITY AGREEMENT is made this 1st day of December, 1998, by and between X-TREEM PRODUCTS CORPORATION, a Delaware corporation, whose principal offices are located at 100 Plaza Drive, Second Floor, Secaucus, New Jersey 07094 ("X-Treem"), and PERRY'S MAJESTIC BEER, INC. a Delaware corporation whose principal offices are located at 38 West 32nd Street, Suite 801, New York, New York 10001 (the "Secured Party").

     I. Grant of Security Interest by X-Treem. X-Treem, for value received, hereby grants to the Secured Party a continuing security interest, which is subordinate only to the security interest in all of the assets of X-Treem held by Quantum Corporate Funding, Ltd., in and to the following described property and any and all accessions and substitutions thereto and therefor:

          (a) X-Treem's general intangibles of any kind or nature whatsoever related to the mark "McCoy's" and the formulae, label and bottle designs and other packaging, and research and development related thereto, including but not limited to any and all names, insignias, labels, logos, commercial symbols, slogans and other identification schemes, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, customer or supplier lists, manuals, operating instructions, permits and franchises and/or applications that may be controlled from time to time by the Company for use in association with mark "McCoy's" and/or the Products, including but not limited to the following marks:

                McCoy's           Serial #75/316,497

(hereinafter being collectively referred to as the "Collateral");

to secure the performance of the obligations of X-Treem pursuant to that certain License Agreement dated the date hereof between X-Treem and the Secured Party, pursuant to which X-Treem has granted to the Secured Party a license to use the Collateral and an option to purchase the Collateral (the "License Agreement") (hereinafter, the "Obligations").

     II. Additional Agreements of X-Treem. X-Treem agrees that:

          (a) It will upon request of Secured Party, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Secured Party) and do such other acts and things as Secured Party may from time to time reasonably request or deem necessary to establish and maintain the security interests in the Collateral granted hereunder;

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          (b) Except with Secured Party's prior written consent, it will not sell, lease, assign, create or permit to exist any lien or encumbrance upon or security interest in any Collateral to or in favor of anyone other than Secured Party and Quantum Corporate Funding, Inc.;

          (c) It will reimburse Secured Party for all expenses, including without limitation reasonable attorneys' fees and expenses, incurred by Secured Party in seeking to collect or enforce any rights under this Agreement or incurred by Secured Party in seeking to enforce the material obligations of X-Treem pursuant to the License Agreement;

          (d) It will not use the Collateral in violation of any applicable law, regulation or insurance policy; and

          (e) Secured Party may from time to time at its option take any action reasonably necessary for the maintenance or preservation of any of the Collateral or the interest of Secured Party therein (including without limitation, the discharge of liens of any kind against the Collateral unless such liens are being diligently contested in good faith by X-Treem), and X-Treem agrees to forthwith reimburse Secured Party, on demand, for all reasonable expenses of Secured Party in connection with the foregoing.

     III. Defaults. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of X-Treem, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

          (a) The Company shall default in the performance or observance of any material covenant or condition under the License Agreement, which default is not cured or waived within a period of thirty (30) days;

          (b) (i) X-Treem shall (A) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its assets, domestic or foreign or
     (E) make a general assignment for the benefit of creditors; or

               (ii) A case or other proceeding shall be commenced against X-Treem in any court of competent jurisdiction seeking (A) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or

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          foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of X-Treem, or of all or any substantial part of the assets, domestic or foreign, of X-Treem and such case or proceeding shall continue undismissed or unstayed for a period of 60 calendar days, or an order granting the relief requested in such case or proceeding against X-Treem (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     IV. Remedies. Upon the occurrence of an Event of Default:

          (a) Secured Party shall have the right to take immediate possession of the Collateral covered hereby, and, for that purpose may pursue the same wherever said Collateral may be found, and may legally enter upon any of the premises of X-Treem, wherever said Collateral may be or may be supposed to be, and search for the same, and, if found, take possession of and remove said Collateral, or any part thereof;

          (b) Secured Party may legally enter any premises where the books and records of X-Treem pertaining to Collateral are or may be located and seize and remove said books and records from said premises or remain upon said premises and use the same for the purpose of identifying, location, and collecting any of the Collateral. X-Treem shall, upon Secured Party's request, assemble the Collateral and make the Collateral available to Secured Party at any place designated by Secured Party which is reasonably convenient to X-Treem; and

          (c) Secured Party may use the Collateral for the unexpired term of the License Agreement and may exercise the option to purchase the Collateral pursuant to the License Agreement (including the payment of the Option Price, as defined in the License Agreement) at any time prior to the expiration of such option. Upon the expiration of the term of the License Agreement, if Secured Party has not timely exercised the option to purchase the Collateral pursuant to the License Agreement, Secured Party shall return the Collateral to X-Treem.

     V. Amendment or Waiver. Secured Party shall not by any delay or omission be deemed to have waived any of its rights or remedies hereunder, and no waiver whatsoever shall be valid unless in writing signed by Secured Party, and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have had on any future occasion. This Agreement may not be amended except by a writing duly executed by X-Treem and the Secured Party.

     VI. Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered in accordance with the notice provisions contained in the License Agreement.

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     VII. Remedies Cumulative. All rights, remedies and powers granted to the
Secured Party herein or in any other agreement given to the Secured Party pertaining to the Collateral shall be cumulative and may be exercised singly or concurrently.

     VIII. Applicable Law and Severability. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement. The headings of the paragraphs hereof shall not be considered in the construction or interpretation of this Agreement.

     IX. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of X-Treem and the Secured Party and their respective heirs, executors, administrators, personal representatives, successors and assigns, except that X-Treem may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Secured Party.

     X. Other Obligations. Nothing contained in this Agreement shall be deemed or held to impair or limit in any way the enforcement of the terms of any instrument evidencing any obligation of X-Treem to Secured Party.

     XI. Duration of Security Interest. This Agreement shall continue in full force and effect and the security interest granted hereby and all of the representations, warranties, covenants and agreements of X-Treem hereunder and all of the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until such time as X-Treem shall have discharged all of its obligations to the Secured Party pursuant to the License Agreement.

     XII. Miscellaneous. The neuter pronoun, when used herein, shall include the masculine and feminine and also the plural.

     IN WITNESS WHEREOF, X-Treem has executed this Security Agreement as of the 1st day of December, 1998.


                             X-TREEM PRODUCTS CORPORATION



                             By: /s/ James B. Hovis
                                 ---------------------------------
                                 James B. Hovis, President